Exhibit 4.5

Execution Version

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 20, 2012, among CHC Global Operations Canada (2008) Inc. (the “New Guarantor”), CHC Helicopter S.A., a public limited liability company (société anonyme) organized under the laws of Luxembourg (the “Issuer”), each other existing Guarantor under the Indenture referred to below, HSBC Corporate Trustee Company (UK) Limited, as collateral agent, and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

W I T N E S S E T H

WHEREAS, the Issuer and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of October 4, 2010 providing for the issuance of 9.250% Senior Secured Notes due 2020 (the “Notes”); and

WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties covenant and agree for the equal and ratable benefit of the Holders as follows:

1. DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. NO RECOURSE AGAINST OTHERS. To the extent permitted by law, no past, present or future director, manager, officer, employee, incorporator, stockholder or member of the New Guarantor, any parent entity of the New Guarantor or any Subsidiary, as such, will have any liability for any obligations of the New Guarantor under the Notes, this Supplemental Indenture, the Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

4. NOTICES. All notices or other communications to the New Guarantor shall be given as provided in Section 13.02 of the Indenture.

5. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6. GOVERNING LAW. THE INDENTURE, THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES, THE SECURITY DOCUMENTS, THE INTERCREDITOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

8. APPOINTMENT OF PROCESS AGENT. Any suit, action or proceeding against New Guarantor or its properties, assets or revenues with respect to this Supplemental Indenture, the Indenture, the Notes, the Note Guarantees, the Security Documents, or the Intercreditor Agreement may be brought in any state or Federal court in the Borough of Manhattan in The City of New York, New York, as the Person bringing such proceeding arising out of or related to this Supplemental Indenture, the Indenture, the Notes, the Note Guarantees, the Security Documents or the Intercreditor Agreement may elect in its sole discretion. The New Guarantor hereby consents to the non-exclusive jurisdiction of each such court for the purpose of any such proceeding and has irrevocably waived any objection to the laying of venue of any such proceeding brought in any such court and to the fullest extent it may effectively do so and the defense of an inconvenient forum to the maintenance of any such proceeding or any such suit, action or proceeding in any such court. The New Guarantor has agreed that service of all writs, claims, process and summonses in any such proceeding brought against it in the State of New York may be made upon CT Corporation (the “Process Agent”). The New Guarantor has irrevocably appointed the Process Agent as its agent and true and lawful attorney in fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and has agreed that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The New Guarantor has agreed to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing in this Supplemental Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

2

9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

11. TRUSTEE MAKES NO REPRESENTATIONS. The Trustee makes no representation as to the recitals contained in this Supplemental Indenture or any representation as to the validity or sufficiency of this Supplemental Indenture.

3

IN WITNESS WHEREOF, each of the parties hereto has caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CHC GLOBAL OPERATIONS CANADA (2008) INC., as New Guarantor

By:	/s/ Greg Wyght
Name: Greg Wyght
Title: Vice President, Safety & Quality

[First Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ CATHERINE F. DONOHUE
Name: CATHERINE F. DONOHUE
Title: VICE PRESIDENT

[First Supplemental Indenture]

HELI-ONE CANADA INC., as Guarantor

By:	/s/ Greg Wyght
Name: Greg Wyght
Title: Director, Vice President, Safety & Quality

[First Supplemental Indenture]

HELI-ONE LEASING INC., as Guarantor

By:	/s/ Greg Wyght
Name: Greg Wyght
Title: Director, Vice President, Safety & Quality

[First Supplemental Indenture]

CHC GLOBAL OPERATIONS (2008) INC., as Guarantor

By:	/s/ Greg Wyght
Name: Greg Wyght
Title: Vice President, Safety & Quality

[First Supplemental Indenture]

HELI-ONE USA INC., as Guarantor

By:	/s/ Larry Alexandre
Name: Larry Alexandre
Title: Director

[First Supplemental Indenture]

HELI-ONE (U.S.) INC., as Guarantor

By:	/s/ Larry Alexandre
Name: Larry Alexandre
Title: Director

[First Supplemental Indenture]

CHC GLOBAL OPERATIONS INTERNATIONAL INC., as Guarantor

By:	/s/ Greg Wyght
Name: Greg Wyght
Title: Vice President, Safety & Quality

[First Supplemental Indenture]

CHC HELICOPTER S.A., as Issuer

By:	/s/ Hille-Paul Schut
Name: Hille-Paul Schut
Title: Director B

[First Supplemental Indenture]

6922767 HOLDING S.A R.L., as Guarantor

By:	/s/ Hille-Paul Schut
Name: Hille-Paul Schut
Title: B Manager

[First Supplemental Indenture]

CHC HELICOPTER HOLDING S.A R.L., as Guarantor

By:	/s/ Hille-Paul Schut
Name: Hille-Paul Schut
Title: B Manager

[First Supplemental Indenture]

CHC HELICOPTERS (BARBADOS) LIMITED, as Guarantor
By:	/s/ Barbara O’Gorman
Name:	Barbara O’Gorman
Title:	Secretary

[First Supplemental Indenture]

CHC CAPITAL (BARBADOS) LIMITED, as Guarantor
By:	/s/ Barbara O’Gorman
Name: Barbara O’Gorman
Title: Secretary

[First Supplemental Indenture]

LLOYD BASS STRAIT HELICOPTERS PTY. LTD., as Guarantor

By:	/s/ Christian D Kittleson
Name: Christian D Kittleson
Title: CHC Australia Finance Director

[First Supplemental Indenture]

LLOYD HELICOPTERS INTERNATIONAL PTY. LTD., IN ITS OWN CAPACITY AND AS TRUSTEE OF THE AUSTRALIAN HELICOPTERS TRUST, as Guarantors

By:	/s/ Christian D Kittleson
Name: Christian D Kittleson
Title: CHC Australia Finance Director

[First Supplemental Indenture]

LLOYD HELICOPTERS PTY. LTD., as Guarantor

By:	/s/ Christian D Kittleson
Name: Christian D Kittleson
Title: CHC Australia Finance Director

[First Supplemental Indenture]

LLOYD HELICOPTER SERVICES PTY. LTD., as Guarantor

By:	/s/ Christian D Kittleson
Name: Christian D Kittleson
Title: CHC Australia Finance Director

[First Supplemental Indenture]

LLOYD OFF-SHORE HELICOPTERS PTY. LTD., as Guarantor

By:	/s/ Christian D Kittleson
Name: Christian D Kittleson
Title: CHC Australia Finance Director

[First Supplemental Indenture]

CHC HOLDING (UK) LIMITED, as Guarantor

By:	/s/ Nick Mair
Name: Nick Mair
Title: Director

[First Supplemental Indenture]

LLOYD HELICOPTER SERVICES LIMITED, as Guarantor

By:	/s/ Nick Mair
Name: Nick Mair
Title: Director

[First Supplemental Indenture]

MANAGEMENT AVIATION LIMITED, as Guarantor

By:	/s/ Nick Mair
Name: Nick Mair
Title: Director

[First Supplemental Indenture]

NORTH DENES AERODROME LIMITED, as Guarantor

By:	/s/ Nick Mair
Name: Nick Mair
Title: Director

[First Supplemental Indenture]

HELI-ONE HOLDINGS (UK) LIMITED, as Guarantor

By:	/s/ David Stewart
Name: David Stewart
Title: Director

[First Supplemental Indenture]

HELI-ONE (NETHERLANDS) B.V., as Guarantor

By:	/s/ Jacob Bakker
Name: Jacob Bakker on behalf of CHC Hoofddorp B.V.
Title: Corporate Director

[First Supplemental Indenture]

HELI-ONE DEFENCE B.V., as Guarantor

By:	/s/ Jacob Bakker
Name: Jacob Bakker on behalf of CHC Hoofddorp B.V.
Title: Corporate Director

[First Supplemental Indenture]

CHC SWEDEN AB, as Guarantor

By:	/s/ Jacob Bakker
Name: Jacob Bakker
Title: Director

[First Supplemental Indenture]

CHC HOOFDDORP B.V., as Guarantor

By:	/s/ Jacob Bakker
Name: Jacob Bakker
Title: Director A

[First Supplemental Indenture]

CHC HOLDING NL B.V., as Guarantor

By:	/s/ Jacob Bakker
Name: Jacob Bakker
Title: Director

[First Supplemental Indenture]

CHC DEN HELDER B.V., as Guarantor

By:	/s/ Jacob Bakker
Name: Jacob Bakker
Title: Director

[First Supplemental Indenture]

CAPITAL AVIATION SERVICES B.V., as Guarantor

By:	/s/ Jacob Bakker
Name: Jacob Bakker on behalf of CHC Hoofddorp B.V.
Title: Corporate Director

[First Supplemental Indenture]

CHC NORWAY ACQUISITION CO AS, as Guarantor

By:	/s/ Lars A. Landsnes
Name: Lars A. Landsnes
Title: Director

[First Supplemental Indenture]

HELICOPTER SERVICES GROUP AS, as Guarantor

By:	/s/ Lars A. Landsnes
Name: Lars A. Landsnes
Title: Director

[First Supplemental Indenture]

HELIKOPTER SERVICE AS, as Guarantor

By:	/s/ Lars A. Landsnes
Name: Lars A. Landsnes
Title: Director

[First Supplemental Indenture]

HELI-ONE (EUROPE) AS, as Guarantor

By:	/s/ Lars A. Landsnes
Name: Lars A. Landsnes
Title: Director

[First Supplemental Indenture]

HELI-ONE LEASING (NORWAY) AS, as Guarantor

By:	/s/ Lars A. Landsnes
Name: Lars A. Landsnes
Title: Director

[First Supplemental Indenture]

HELI-ONE (NORWAY) AS, as Guarantor

By:	/s/ Lars A. Landsnes
Name: Lars A. Landsnes
Title: Director

[First Supplemental Indenture]

HELI-ONE (U.K.) LIMITED, as Guarantor

By:	/s/ Lars A. Landsnes
Name: Lars A. Landsnes
Title: Director

[First Supplemental Indenture]

HELIWORLD LEASING LIMITED, as Guarantor

By:	/s/ Lars A. Landsnes
Name: Lars A. Landsnes
Title: Director

[First Supplemental Indenture]

INTEGRA LEASING AS, as Guarantor

By:	/s/ Lars A. Landsnes
Name: Lars A. Landsnes
Title: Director

[First Supplemental Indenture]

CHC LEASING (IRELAND) LIMITED, as Guarantor

By:	/s/ Mark Kelly
Name: Mark Kelly
Title: Director

[First Supplemental Indenture]

CHC NETHERLANDS B.V., as Guarantor

By:	/s/ Jacob Bakker
Name: Jacob Bakker
Title: Director A

By:	/s/ Cees Johan van den Heuvel
Name: Cees Johan van den Heuvel
Title: Director B

[First Supplemental Indenture]